SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT ("Agreement") is made and entered on March 26, 2007, by and between Tecstar Automotive Group, Inc. ("Tecstar"), Quantum Fuel Systems Technologies Worldwide, Inc. ("Quantum") and Joseph E. Katona III ("Katona").

RECITALS:

A. Tecstar and Katona are parties to a certain Employment Agreement dated June 1, 2006 ("Employment Agreement").

B. Tecstar and Katona desire to terminate the Employment Agreement and Katona's employment thereunder with Tecstar.

NOW, THEREFORE, in consideration of the foregoing and of the following mutually agreed upon promises and covenants and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby expressly acknowledged, the parties agree as follows:

1. Termination of Employment. The parties agree that the Employment Agreement and Katona's employment with Tecstar shall be terminated effective March 23, 2007 ("Effective Date"). Katona shall receive his base pay and accrued vacation through the Effective Date. By executing this Agreement, Katona agrees that he is waiving the thirty (30) day termination notice required under his Employment Agreement.

2. Separation Pay and Benefits. Tecstar agrees to pay and provide Katona with the following:

A. On the Effective Date, Tecstar shall pay Katona a lump sum cash payment of One Hundred Twenty Thousand ($120,000) Dollars, less applicable withholding taxes.

B. On the Effective Date, Tecstar shall transfer ownership and title to the 2004 Cadillac CTS VIN#1G6DM577040182216 to Katona.

C. Quantum shall continue to provide Katona with health and medical benefits to the same extent provided immediately prior to the Effective Date for a period of time equal to the lesser of (i) one year following the Effective Date and (ii) such time that Katona is next employed and eligible to receive health and medical benefits from his new employer, provided that such benefits are reasonably comparable to the benefits being provided by Tecstar/Quantum immediately prior to the Effective Date. If Tecstar's benefit plan does not permit Katona to participate in the plan because he is no longer an employee and Katona elects to convert his health coverage under COBRA, then Katona shall pay Tecstar the same portion of the premiums that he paid prior to electing Cobra and Tecstar shall pay the balance of the COBRA premiums during the one year period.

Katona acknowledges and agrees that the payments and benefits described above are in full and complete satisfaction of any and all obligations that Tecstar may have under the Employment Agreement including, without limitation, those payments and benefits described in Section 3.2 of the Employment Agreement. By executing this Agreement, Katona acknowledges and agrees that he is waiving and releasing Tecstar from any rights he may have under the Employment Agreement.

3. Consulting Services. Katona agrees to provide financial and accounting consultant services to Tecstar, Quantum and their affiliates for a period of nine (9) months ("Consulting Term") following the Effective Date on an as needed basis. Tecstar and Quantum, jointly and severally, agree to pay Katona a guaranteed fixed fee of Six Thousand Six Hundred Sixty Seven Thousand ($6,667) Dollars ("Consulting Fee") per month during the Consulting Term. The Consulting Fee shall be paid on the fifteenth day of each month. In the event that Katona obtains full-time employment after six (6) months of the Consulting Term, then (i) the Consulting Fee for the remainder of the original Consulting Term shall be accelerated and paid in full within fifteen (15) days following Tecstar's receipt of written notice from Katona that he has obtained full time employment and (ii) the consulting services for the remainder of the Consulting Term shall be performed at times suitable to Katona's schedule. Katona acknowledges and agrees that until he becomes fully employed the performance of his consulting duties may require a limited amount of travel to Michigan. Katona further agrees that during the Consulting Term he will be an independent contractor for tax purposes and that he will be responsible for all applicable employment, income and other taxes imposed on the Consulting Fee.

4. Mutual Release and Indemnification.

A. In consideration for and as a condition to the payments and benefits provided by Tecstar to Katona under Section 2 of this Agreement, Katona hereby agrees to execute a Release Certificate in the form attached hereto as Exhibit A. Katona agrees to indemnify, defend and the Released Parties (as defined in the Release Certificate) harmless from any and all claims arising from Katona's breach of this Agreement or the Release Certificate.

B. In consideration for Katona's execution of this Agreement and the Release Certificate, Tecstar and Quantum, for themselves and each of their affiliates, agree to release Katona from any and all claims of any kind, known and unknown, which they may now have or have ever had against Katona or arising out of Katona's employment relationship with them. Notwithstanding the foregoing, Katona acknowledges and agrees that the foregoing release of any claim shall not apply and shall have no effect to the extent the claim is based on any fraudulent act or omission of Katona. Tecstar/Quantum agree to indemnify, defend and hold Katona harmless from any and all claims (i) asserted by Tecstar/Quantum against Katona with respect to a released claim and (ii) asserted by Katona against Tecstar/Quantum arising from Tecstar/Quantum's breach of this Agreement.

5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, administrators, legal representatives, and assigns of the parties.

6. Applicable Law/Cumulative Remedies. This Agreement is made under and shall be governed by the laws of the State of Michigan. Each and every right and remedy of any party under this Agreement shall be cumulative and non-exclusive of any other right or remedy of any party under this Agreement, applicable law, or in equity.

7. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable in any manner, the remaining provisions of this Agreement shall nonetheless continue in full force and effect without being impaired or invalidated in any way. In addition, if any provision of this Agreement may be modified by a court of competent jurisdiction such that it may be enforced, then that provision shall be so modified and as modified shall be enforced.

8. Entire Agreement/Modification. This Agreement contains the entire understanding of the parties and supersedes and forever terminates all prior and contemporaneous representations, promises, agreements, understandings, and negotiations of the parties, whether oral or written, with respect to the subject matter hereof. There are no agreements or understandings of the parties not expressly set forth herein. No parol evidence of any prior or contemporaneous agreements, understandings, or negotiations shall govern or be used to construe or modify this Agreement. This Agreement may only be amended, modified, or supplemented by a duly executed writing signed by both parties.

9. Waiver. The failure of any party to complain of any act or omission on the part of another party (no matter how long the same may continue) shall not be deemed to be a waiver by such party of any of its rights under this Agreement. No consent or waiver by any party at any time of any provision of this Agreement shall be deemed a consent to any other action or waiver of any breach of any other provision of this Agreement or a consent to any future action or later breach of the same or any other provision of this Agreement.

10. Assistance of Counsel/Ambiguities. Each of the parties acknowledge that either they and/or their counsel have reviewed this Agreement and the exhibits and have suggested changes to its language and, therefore, any rule of construction that any ambiguity shall be construed against the drafter of this Agreement and the exhibits shall not apply in interpreting its provisions.

11. Execution in Counterparts. This Agreement may be executed in counterparts and each executed counterpart, when taken together with the other executed counterpart, shall constitute the complete Agreement.

The undersigned have caused this Separation Agreement to be executed as of the day and year first above written.

TECSTAR AUTOMOTIVE GROUP, INC.

By: ________________________________

Its: ________________________________

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:

Its:

JOSEPH E. KATONA III

________________________________

FORM OF RELEASE CERTIFICATE

("You") and Tecstar Automotive Group, Inc. (the "Company") have agreed to enter into this Release Certificate on the following terms:

Within ten (10) days after you sign this Release Certificate (which you may sign no sooner than the last day of your employment with the Company), you will become eligible to receive the payments and benefits in accordance with the terms of that certain Separation Agreement between you and the Company dated March 26, 2007 ("Separation Agreement").

In return for the consideration described in the Separation Agreement, you and your representatives completely release the Company, its affiliated, related, parent or subsidiary corporations, and its and their present and former directors, officers and employees (the "Released Parties") from all claims of any kind, known and unknown, which you may now have or have ever had against any of them, or arising out of your relationship with any of them, including all claims arising from your employment or the termination of your employment, with the exception of the Company's obligations under Section 2 and 3 of the Separation Agreement, whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction ("Released Claims"). By way of example and not in limitation, the Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act, and the California Fair Employment and Housing Act, and any other comparable state or local law, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional misrepresentation, defamation and any claims for attorneys' fees. You also agree not to initiate or cause to be initiated against any of the Released Parties any lawsuit, compliance review, administrative claim, investigation or proceedings of any kind which pertain in any manner to the Released Claims.

You acknowledge that the release of claims under the Age Discrimination in Employment Act ("ADEA") is subject to special waiver protection. Therefore, you acknowledge the following: (a) you have had twenty-one (21) days to consider this Release Certificate (but may sign it at any time beforehand, if you so desire); (b) you can consult an attorney in doing so; (c) you can revoke this Release Certificate within seven (7) days of signing it, by sending a certified letter to that effect to the Company's General Counsel; and that (d) notwithstanding the foregoing, the portion of this Release Certificate that pertains to the release of claims under ADEA shall not become effective or enforceable and no funds shall be exchanged until the seven (7)-day revocation period has expired, but that all other provisions of this Release Certificate shall become effective upon its execution by the parties.

The parties agree that this Release Certificate and the Separation Agreement contain all of our agreements and understandings with respect to their subject matter, and may not be contradicted by evidence of any prior or contemporaneous agreement, except to the extent that the provisions of any such agreement have been expressly referred to in this Release Certificate or the Separation Agreement as having continued effect. It is agreed that this Release Certificate shall be governed by the laws of the State of Michigan. If any provision of this Release Certificate or its application to any person, place or circumstance is held by a court of competent jurisdiction to be invalid, unenforceable or void, then the remainder of this Release Certificate and such provision as applied to other person, places and circumstances shall remain in full force and effect.

Notwithstanding anything contained in this Release Certificate to the contrary, the Released Parties acknowledge and agree that Employee is not releasing the Released Parties from any claims (i) arising from or related to the Company's breach of this Agreement and (ii) for the costs of defense and indemnification that Employee may have against the Company or its parent company arising from or related to Employee's status as an officer or employee of the Company whether such rights to indemnification arise from the Company's Articles of Incorporation, Bylaws or by statute, contract or otherwise.

Date:

Joseph E. Katona III

TECSTAR AUTOMOTIVE GROUP, INC.

By: Date:

Name:

Title: